Exhibit 10.1

ARBUTUS BIOPHARMA 2011 OMNIBUS SHARE COMPENSATION PLAN
(as approved by the board of directors on May 10, 2011 and
approved by the shareholders at the June 22, 2011 Annual and Special General Meeting;
as amended and approved by the board of directors on May 15, 2012 and approved by the shareholders at the June 20, 2012 Annual and Special General Meeting;
as amended and approved by the board of directors on March 26, 2014 and approved by the shareholders at the May 8, 2014 Annual and Special General Meeting; as amended and approved by the board of directors in April, 2015 and approved by the shareholders at the July 9, 2015 Annual and Special General Meeting; as amended and approved by the board of directors on April 5, 2016 and approved by the shareholders at the May 19, 2016 annual meeting of shareholders)

ARBUTUS BIOPHARMA CORPORATION

ARBUTUS BIOPHARMA CORPORATION 2011 OMNIBUS SHARE COMPENSATION PLAN
(as approved by the board of directors on May 10, 2011 and
approved by the shareholders at the June 22, 2011 Annual and Special General Meeting
as amended and approved by the board of directors on May 15, 2012 and approved by the shareholders at the June 20, 2012 Annual and Special General Meeting;
as amended and approved by the board of directors on March 26, 2014 and approved by the shareholders at the May 8, 2014 Annual and Special General Meeting; as amended and approved by the board of directors in April, 2015 and approved by the shareholders at the July 9, 2015 Annual and Special General Meeting; as amended and approved by the board of directors on April 5, 2016 and approved by the shareholders at the May 19, 2016 annual meeting of shareholders)

1.	PURPOSE OF THE PLAN
1.1    Purpose of this Plan. The purpose of this Plan is to promote the interests of the Corporation by:

(a)
furnishing certain directors, officers, employees or consultants of the Corporation or an Affiliate or other persons as the Compensation Committee may approve with greater incentive to further develop and promote the business and financial success of the Corporation;

(b)
furthering the identity of interests of persons to whom equity-based incentive awards may be granted with those of the shareholders of the Corporation generally through share ownership in the Corporation; and

(c)	assisting the Corporation in attracting, retaining and motivating its directors, officers, employees and consultants.
The Corporation believes that these purposes may best be effected by granting equity-based incentive awards to Eligible Participants.

2.	DEFINITIONS
2.1    Definitions. In this Plan, unless there is something in the subject matter or context inconsistent therewith, capitalized words and terms will have the following meanings:

(a)	“Affiliate” means an affiliate company as defined in the Securities Act;

(b)	“Associate” means an associate as defined in the Securities Act;

(c)	“Award” means an award of Deferred Stock Units, Options, Restricted Stock Units, or Tandem SARs;

(d)	“Award Agreement” means an agreement evidencing a Deferred Stock Unit, Option, Restricted Stock Unit or Tandem SAR, entered into by and between the Corporation and an Eligible Person;

(e)
“Blackout Period” means an interval of time during which trading in securities of the Corporation by officers, directors and employees of the Corporation is prohibited pursuant to the Corporation’s Insider Trading Policy;

(f)	“Board of Directors” means the board of directors of the Corporation as constituted from time to time;

(g)	“Change in Control” means:

(i)
any merger or consolidation in which voting securities of the Corporation possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction and the composition of the Board of Directors following such transaction is such that the directors of the Corporation prior to the transaction constitute less than fifty percent (50%) of the Board of Directors membership following the transaction;

(i)
any acquisition, directly or indirectly, by a person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership of voting securities of the Corporation possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities;

(ii)
any acquisition, directly or indirectly, by a person or related group of persons of the right to appoint a majority of the directors of the Corporation or otherwise directly or indirectly control the management, affairs and business of the Corporation;

(iii)	any sale, transfer or other disposition of all or substantially all of the assets of the Corporation; and

(iv)	a complete liquidation or dissolution of the Corporation;
provided however, that a Change in Control shall not be deemed to have occurred if such Change in Control results solely from the issuance, in connection with a bona fide financing or series of financings by the Corporation or any of its Affiliates, of voting securities of the Corporation or any of its Affiliates or any rights to acquire voting securities of the Corporation or any of its Affiliates which are convertible into voting securities;

(h)	“Common Shares” means the common shares in the capital of the Corporation as constituted on the Effective Date, provided that if the rights of any Participant are subsequently adjusted pursuant to Article 20 hereof, “Common Shares” thereafter means the shares or other securities or property which such Participant is entitled to purchase after giving effect to such adjustment;

(i)	“Compensation Committee” has the meaning ascribed thereto in Section 5.1 of this Plan;

(j)	“Consultant” means any individual, corporation or other person engaged to provide ongoing valuable services to the Corporation or an Affiliate;

(k)	“Corporation” means Arbutus Biopharma Pharmaceuticals Corporation and includes any successor corporation thereto;

(l)
“Deferred Stock Unit” means a right granted to an Eligible Person in accordance with Section 11 to receive, on a deferred payment basis, a cash payment or Common Shares, or any combination thereof, as determined by the Compensation Committee and on the terms contained in this Plan;

(m)	“Director” shall mean a member of the Board.

(n)	“Effective Date” has the meaning ascribed thereto by Section 3.1 of this Plan;

(o)	“Eligible Person” means a director, officer, employee or Consultant of the Corporation or an Affiliate or a person otherwise approved by the Compensation Committee;

(p)
“Exercise Price” means the price per Common Share at which a Participant may purchase Common Shares pursuant to an Option, provided that if such price is adjusted pursuant to Section 20.1 hereof, “Exercise Price” thereafter means the price per Common Share at which such Participant may purchase Common Shares pursuant to such Option after giving effect to such adjustment;

(q)	“Fair Market Value” as it relates to Common Shares means:

(i)
where the Common Shares are listed for trading on a Stock Exchange, the closing price of the Common Shares on such Stock Exchange as determined by the Compensation Committee, for the Trading Session on the day prior to the relevant time as it relates to an Award; or

(ii)
where the Common Shares are not publicly traded, the value which is determined by the Compensation Committee to be the fair value of the Common Shares at the relevant time as it relates to an Award, taking into consideration all factors that the Compensation Committee deems appropriate, including, without limitation, recent sale and offer prices of the Common Shares in private transactions negotiated at arm’s length;

(r)	“Insider” means:

(i)	an insider as defined in the Securities Act; and

(ii)	an Associate or Affiliate of any person who is an insider;

(s)
“Key Employee” means an employee of the Corporation who at any time during the calendar year is an officer of the Corporation whose annual compensation is equal to or greater than US$130,000, an employee whose share ownership in the Corporation is 5% or more, or an employee whose share ownership in the Corporation is 1% or more and whose annual compensation exceeds US$150,000, or as U.S. federal tax law is amended in this regard from time to time;

(t)	“Legal Representative” has the meaning ascribed thereto by Section 14.1 of this Plan;

(u)	“Merger and Acquisition Transaction” means:

(i)	any merger;

(ii)	any acquisition;

(iii)	any amalgamation;

(iv)	any offer for shares of the Corporation which if successful would entitle the offeror to acquire all of the voting securities of the Corporation; or

(v)	any arrangement or other scheme of reorganization;
that results in a Change in Control;

(v)	“Non Blackout Trading Day” means a day on which (i) a Trading Session occurs, and (ii) no Blackout Period is in place;

(w)
“Notice of Settlement” means a notice delivered to the Corporation in the form prescribed by the Corporation from time to time, or in absence of such form, a written notice indicating the Participant’s desire to receive his or her Settlement Amount and delivered to the Corporation;

(x)
“Options” means stock options granted hereunder to purchase Common Shares from treasury pursuant to the terms and conditions hereof and as evidenced by an Option Agreement and “Option” means any one of them;

(y)	“Option Agreement” means an agreement evidencing an Option, entered into by and between the Corporation and an Eligible Person;

(z)
“Outstanding Common Shares” at the time of any share issuance or grant of Options means the number of Common Shares that are outstanding immediately prior to the share issuance or grant of Options in question, on a non-diluted basis, or such other number as may be determined under the applicable rules and regulations of all regulatory authorities to which the Corporation is subject, including the Stock Exchange;

(aa)	“Participant” means a person to whom an Award has been granted under this Plan;

(bb)	“Plan” means the Arbutus Biopharma 2011 Omnibus Share Compensation Plan, as the same may from time to time be supplemented or amended and in effect;

(cc)
“Restricted Stock Unit” means a right granted to an Eligible Person in accordance with Section 10 to receive a cash payment or Common Shares, or a combination thereof, as determined by the Compensation Committee, equal in value to the Fair Market Value of the Common Shares on an applicable future settlement date as specified by the Compensation Committee, on the terms and conditions and calculated in accordance with Section 10 hereof;

(dd)	“Section 162(m)“ means Section 162(m) of the U.S. Internal Revenue Code, or any successor provision, and the applicable Treasury Regulations promulgated thereunder;

(ee)	“Section 409A” means Section 409A of the U.S. Internal Revenue Code, or any successor provision, and applicable Treasury Regulations and other applicable guidance thereunder;

(ff)
“Specified Employee” means a specified employee as defined in Section 409A(a)(2)(B) of the U.S. Internal Revenue Code or applicable proposed or final regulations under Section 409A, determined in accordance with procedures established by the Corporation and applied uniformly with respect to all plans maintained by the Corporation that are subject to Section 409A;

(gg)	“Settlement Amount” means an amount paid to the holder of Deferred Stock Units as determined pursuant to Section 11;

(hh)	“Securities Act” means the Securities Act, R.S.B.C. 1996, c.418, as amended from time to time;

(ii)	“Stock Exchange” means such stock exchange or other organized market on which the Common Shares are listed or posted for trading;

(jj)
“Tandem SAR” means a right, granted in accordance with Section 9 in tandem with an Option, to receive upon the exercise thereof payment in cash, Common Shares or any combination thereof, as determined by the Compensation Committee, an amount equal to the excess of the Fair Market Value of the Common Shares on the date of exercise of such Tandem SAR over the Option

Exercise Price, on the terms and conditions and calculated in accordance with Section 9 hereof;

(kk)	“Terminated Service” means that a Participant has, except as a result of death or disability, ceased to be a director, officer, employee or Consultant of the Corporation, as the case may be;

(ll)	“Trading Session” means a trading session on a day which the applicable Stock Exchange is open for trading;

(mm)	“U.S. Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time;

(nn)	“U.S. Internal Revenue Code” means the Internal Revenue Code of 1986 of the United States, as amended from time to time;

(oo)	“U.S. Nonqualified Stock Option” means an Option to purchase Common Shares other than a U.S. Qualified Incentive Stock Option;

(pp)	“U.S. Optionee” or “U.S. Person” means a Participant who is a citizen or a resident of the United States (including its territories, possessions and all areas subject to the jurisdiction); and

(qq)
“U.S. Qualified Incentive Stock Option” means an Option to purchase Common Shares with the intention that it qualify as an “incentive stock option” as that term is defined in Section 422 of the U.S. Internal Revenue Code, such intention being evidenced by the resolutions of the Compensation Committee at the time of grant.

3.	EFFECTIVE DATE OF PLAN
3.1    Effective Date of this Plan. The effective date (the “Effective Date”) of this Plan is June 22, 2011, the date on which this Plan was adopted by the shareholders of the Corporation.

4.	COMMON SHARES SUBJECT TO PLAN
4.1    Common Shares Subject to this Plan. The aggregate number of Common Shares in respect of which Awards may be granted pursuant to this Plan shall not exceed 6,493,870. The number of Common Shares in respect of which Awards may be granted pursuant to this Plan may be increased, decreased or fixed by the Board of Directors, as permitted under the applicable rules and regulations of all regulatory authorities to which the Corporation is subject, including the Stock Exchange.
4.2    Computation of Available Shares. For the purposes of computing the number of Common Shares available for grant under this Plan, Common Shares subject to any Award (or any portion thereof) that have expired or are forfeited, surrendered, cancelled or otherwise terminated prior to the issuance or transfer of such Common Shares and Common Shares subject to an Award (or any portion thereof) that is settled in cash in lieu of settlement in Common Shares shall again be available for grant under this Plan. Notwithstanding the foregoing, any

Common Shares subject to an Award that are withheld or otherwise not issued (upon either an exercise of any Option or Tandem SAR or any settlement of any Award) in order to satisfy the Participant’s withholding obligations or in payment of any Option Exercise Price shall reduce the number of Common Shares available for grant under the limitations set forth in this Article 4.
4.3    Reservation of Shares. The Board of Directors will reserve for allotment from time to time out of the authorized but unissued Common Shares sufficient Common Shares to provide for issuance of all Common Shares which are issuable under all outstanding Awards.
4.4    No Fractional Shares. No fractional Common Shares may be purchased or issued under this Plan.
4.5    Settlement of Awards. Subject to the terms and limitations of the Plan, payments or transfers to be made upon the exercise settlement of an Award, other than an Option, may be made in such form or forms as the Compensation Committee shall determine (including, without limitation, cash or Common Shares), and payment or transfers made in whole or in part in Common Shares may, in the discretion of the Compensation Committee, be issued from treasury or purchased in the open market.

5.	ADMINISTRATION OF PLAN
5.1    Administration of Plan. The Board of Directors may at any time appoint a committee (the “Compensation Committee”) to, among other things, interpret, administer and implement this Plan on behalf of the Board of Directors in accordance with such terms and conditions as the Board of Directors may prescribe, consistent with this Plan (provided that if at any such time such a committee has not been appointed by the Board of Directors, this Plan will be administered by the Board of Directors, and in such event references herein to the Compensation Committee shall be construed to be a reference to the Board of Directors). The Board of Directors will take such steps which in its opinion are required to ensure that the Compensation Committee has the necessary authority to fulfil its functions under this Plan.
5.2    Award Agreements. Each Award will be evidenced by an Award Agreement which incorporates such terms and conditions as the Compensation Committee in its discretion deems appropriate and consistent with the provisions of this Plan (and the execution and delivery by the Corporation of an Award Agreement with a Participant shall be conclusive evidence that such Award Agreement incorporates terms and conditions approved by the Compensation Committee and is consistent with the provisions of this Plan). Each Award Agreement will be executed by the Participant to whom the Award is granted and on behalf of the Corporation by any member of the Compensation Committee or any officer of the Corporation or such other person as the Compensation Committee may designate for such purpose.
5.3    Powers of Compensation Committee. The Compensation Committee is authorized, subject to the provisions of this Plan, to establish from time to time such rules and regulations, make such determinations and to take such steps in connection with this Plan as in the opinion of the Compensation Committee are necessary or desirable for the proper administration of this Plan. For greater certainty, without limiting the generality of the foregoing, the Compensation Committee will have the power, where consistent with the general purpose and intent of this Plan and subject to the specific provisions of this Plan and any approval of the Stock Exchange, if applicable:

(a)
to interpret and construe this Plan and any Award Agreement and to determine all questions arising out of this Plan and any Award Agreement, and any such interpretation, construction or determination made by the Compensation Committee will be final, binding and conclusive for all purposes;

(b)	to determine to which Eligible Persons Awards are granted, and to grant, Awards;

(c)	to determine the number of Common Shares issuable pursuant to each Award;

(d)	to determine the Exercise Price for each Option;

(e)	to determine the time or times when Awards will be granted, vest and be exerciseable, as applicable;

(f)
to determine the vesting terms of Awards, which may be based upon the passage of time, continued employment or service, on the basis of corporate or personal performance objectives, or any combination of the foregoing as determined by the Compensation Committee;

(g)	to determine any acceleration of vesting;

(h)
to determine if the Common Shares that are subject to an Award will be subject to any restrictions or repurchase rights upon the exercise or settlement of such Award including, where applicable, the endorsement of a legend on any certificate representing Common Shares acquired on the exercise or settlement of any Award to the effect that such Common Shares may not be offered, sold or delivered except in compliance with the applicable securities laws and regulations of Canada, the United States or any other country and if any rights or restrictions exist they will be described in the applicable Award Agreement;

(i)
to determine the expiration date for each Award and to extend the period of time for which any Award is to remain exerciseable or may be settled in appropriate circumstances, including, without limitation, in the event of the Participant’s cessation of employment or service, provided that such date may not be later than the earlier of (A) the latest date permitted under the applicable rules and regulations of all regulatory authorities to which the Corporation is subject, including the Stock Exchange, and (B) in the case of an Option and, if applicable, Tandem SAR, the date which is the tenth anniversary of the date on which such Option and, if applicable, Tandem SAR is granted;

(j)	to prescribe the form of the instruments relating to the grant, exercise, or settlement, as applicable, and other terms of Awards;

(k)	to enter into an Award Agreement evidencing each Award which will incorporate such terms as the Compensation Committee in its discretion deems consistent with this Plan;

(l)
to take such steps and require such documentation from Eligible Persons which in its opinion are necessary or desirable to ensure compliance with the rules and regulations of the Stock Exchange and all applicable laws;

(m)
to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with the provisions of the laws of Canada, the United States and other countries in which the Corporation or its Affiliates may operate to ensure the viability and maximization of the benefits from the Awards granted to Participants residing in such countries and to meet the objectives of this Plan; and

(n)	to determine such other matters as provided for herein.
5.4    Prohibition on Option and Tandem SAR Repricing. Except as provided in Section 20.1 hereof, the Compensation Committee may not, without prior approval of the shareholders of the Corporation, seek to effect any re-pricing of any previously granted, “underwater” Option or Tandem SAR by: (i) amending or modifying the terms of the Option or Tandem SAR to lower the exercise price; (ii) canceling the underwater Option or Tandem SAR and granting either (A) replacement Options or Tandem SAR having a lower exercise price; or (B) Restricted Stock Units, in exchange; or (iii) cancelling or repurchasing the underwater Option or Tandem SAR for cash or other securities. An Option or Tandem SAR will be deemed to be “underwater” at any time when the Fair Market Value of the Common Shares covered by such Award is less than the exercise price of the Award.

6.	GRANT OF OPTIONS
Subject to the rules set out below, the Compensation Committee or the Board of Directors (or in the case of any proposed Participant who is a member of the Compensation Committee, the Board of Directors) may from time to time grant to any Eligible Person one or more Options as the Compensation Committee or the Board of Directors deems appropriate.
6.1    Date Option Granted. The date on which an Option will be deemed to have been granted under this Plan will be the date on which the Compensation Committee or the Board of Directors, as applicable, authorizes the grant of such Option or such other date as may be specified by the Compensation Committee or the Board of Directors, as applicable, at the time of such authorization.
6.2    Number of Common Shares/Maximum Grant. The number of Common Shares that may be purchased under any Award will be determined by the Compensation Committee, provided that:

(a)
the number of Common Shares reserved for issuance to any one Participant pursuant to this Plan within any one year period shall not, in aggregate, exceed the lesser of (i) 5% of the total number of Outstanding Common Shares on a non-

diluted basis and (ii) 2,500,000 Common Shares (subject to adjustment as provided for in Section 20.1); and

(a)	the number of Common Shares:

(vi)	issuable, at any time, to Participants that are Insiders; and

(vii)	issued to Participants that are Insiders within any one year period;
pursuant to this Plan, or when combined with all of the Corporation’s other security based share compensation arrangements shall not, in aggregate, exceed 10% of the total number of Outstanding Common Shares on a non-diluted basis;

For the purposes of this Section 6.2, Common Shares issued pursuant to an entitlement granted prior to the grantee becoming an Insider may be excluded in determining the number of Common Shares issuable to Insiders. A Participant who holds Options at the time of granting an Option, may hold more than one Option.
6.3    Exercise Price. The Exercise Price per Common Share under each Option will be determined by the Compensation Committee, in its sole discretion, but will in no event be less than the Fair Market Value of the date of the grant.

7.	U.S. QUALIFIED INCENTIVE STOCK OPTION PROVISIONS
To the extent required by Section 422 of the U.S. Internal Revenue Code, U.S. Qualified Incentive Stock Options shall be subject to the following additional terms and conditions and if there is any conflict between the terms of this Article and other provisions under this Plan, the provisions under this Article shall prevail:
7.1    Eligible Employees. All classes of employees of the Corporation or one of its parent corporations or subsidiary corporations may be granted U.S. Qualified Incentive Stock Options. U.S. Qualified Incentive Stock Options shall only be granted to U.S. Optionees who are, at the time of grant, officers, key employees or directors of the Corporation or one of its parent corporations or subsidiary corporations (provided, for purposes of this Article 7 only, such directors are then also officers or key employees of the Corporation or one of its parent corporations or subsidiary corporations). For purposes of this Article 7, “parent corporation” and “subsidiary corporation” shall have the meanings attributed to those terms for the purposes of Section 422 of the U.S. Internal Revenue Code. Any director of the Corporation who is a U.S. Optionee shall be ineligible to vote upon the granting of such Option; and for greater certainty, contractors of the Corporation or subsidiary corporations may not be granted U.S. Qualified Incentive Stock Options.
7.2    Dollar Limitation. To the extent the aggregate fair market value (determined as of the grant date) of Common Shares with respect to which U.S. Qualified Incentive Stock Options are exercisable for the first time by a U.S. Optionee during any calendar year (under this Plan and all other stock option plans of the Corporation) exceeds U.S. $100,000, such portion in excess of U.S. $100,000 shall be treated as a U.S. Nonqualified Stock Option. In the event the

U.S. Optionee holds two or more such Options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Options are granted.
7.3    10% Shareholders. If any U.S. Optionee to whom an U.S. Qualified Incentive Stock Option is to be granted under this Plan at the time of the grant of such U.S. Qualified Incentive Stock Option is the owner of shares possessing more than ten percent (10%) of the total combined voting power of all classes of shares of the Corporation, then the following special provisions shall be applicable to the U.S. Qualified Incentive Stock Option granted to such individual:

(i)
the Exercise Price (per Common Share) subject to such U.S. Qualified Incentive Stock Option shall not be less than one hundred ten percent (110%) of the fair market value of one Common Share at the time of grant; and

(ii)	for the purposes of this Article 7 only, the option exercise period shall not exceed five (5) years from the date of grant.
The determination of 10% ownership shall be made in accordance with Section 422 of the U.S. Internal Revenue Code.
7.4    Exercisability. To qualify for U.S. Qualified Incentive Stock Option tax treatment, an Option designated as a U.S. Qualified Incentive Stock Option must be exercised within three months after termination of employment for reasons other than death, except that, in the case of termination of employment due to total disability, such Option must be exercised within one year after such termination. Employment shall not be deemed to continue beyond the first 90 days of a leave of absence unless the U.S. Optionee’s reemployment rights are guaranteed by statute or contract. For purposes of this Section 7.4, “total disability” shall mean a mental or physical impairment of the U.S. Optionee which is expected to result in death or which has lasted or is expected to last for a continuous period of 12 months or more and which causes the U.S. Optionee to be unable, in the opinion of the Corporation and two independent physicians, to perform his or her duties for the Corporation and to be engaged in any substantial gainful activity. Total disability shall be deemed to have occurred on the first day after the Corporation and the two independent physicians have furnished their opinion of total disability to the Compensation Committee.
7.5    Taxation of U.S. Qualified Incentive Stock Options. In order to obtain certain tax benefits afforded to U.S. Qualified Incentive Stock Options under Section 422 of the U.S. Internal Revenue Code, the U.S. Optionee must hold the Common Shares issued upon the exercise of a U.S. Qualified Incentive Stock Option for two years after the date of grant of the U.S. Qualified Incentive Stock Option and one year from the date of exercise. A U.S. Optionee may be subject to U.S. alternative minimum tax at the time of exercise of a U.S. Qualified Incentive Stock Option. The Compensation Committee may require a U.S. Optionee to give the Corporation prompt notice of any disposition of shares acquired by the exercise of a U.S. Qualified Incentive Stock Option prior to the expiration of such holding periods.

7.6    Transferability. No U.S. Qualified Incentive Stock Option granted under this Plan may be assigned or transferred by the U.S. Optionee other than by will or by the laws of descent and distribution, and during the U.S. Optionee’s lifetime, such U.S. Qualified Incentive Stock Option may be exercised only by the U.S. Optionee.
7.7    Compensation Committee Governance if U.S. Registrant. If and so long as the Common Shares are registered under Section 12(b) or 12(g) of the U.S. Securities Exchange Act, the Board of Directors will consider in selecting the members of the Compensation Committee, with respect to any persons subject or likely to become subject to Section 16 of the U.S. Securities Exchange Act, the provisions regarding “nonemployee directors” as contemplated by Rule 16b‑3 under the U.S. Securities Exchange Act and “outside directors” as contemplated by Section 162(m).
7.8    Exercise Price. Notwithstanding Section 6.3, no U.S. Qualified Incentive Stock Option granted under the Plan shall have an Exercise Price less than the fair market value of the underlying Common Shares at the date of grant of such Option, as determined at such time in good faith by the Board or Directors or the Compensation Committee, as the case may be.
7.9    Approval by Shareholders. No U.S. Qualified Incentive Stock Option granted to a U.S. Optionee under this Plan shall become exercisable unless and until this Plan shall have been approved by the shareholders of the Corporation within 12 months of approval by the Board of Directors of the Corporation.
7.10    Option Agreements. Each Option will be evidenced by an Option Agreement which incorporates such terms and conditions as the Compensation Committee in its discretion deems appropriate and consistent with the provisions of this Plan (and the execution and delivery by the Corporation of an Option Agreement with a Participant shall be conclusive evidence that such Option Agreement incorporates terms and conditions approved by the Compensation Committee and is consistent with the provisions of this Plan). Each Option Agreement will be executed by the Participant to whom the Option is granted and on behalf of the Corporation by any member of the Compensation Committee or any officer of the Corporation or such other person as the Compensation Committee may designate for such purpose. Each Option Agreement will specify the reasons for the Corporation granting Options to such Participant.

8.	EXERCISE OF OPTIONS
8.1    Exercise of Options. Subject to the terms and conditions of this Plan, the Compensation Committee may impose such limitations or conditions on the exercise or vesting of any Option as the Compensation Committee in its discretion deems appropriate, including limiting the number of Common Shares for which any Option may be exercised during any period as may be specified by the Compensation Committee and which number of Common Shares for which such Option may be exercised in any period will be specified in the Option Agreement with respect to such Option. Each Option Agreement will provide that the Option granted thereunder may be exercised only by notice signed by the Participant or the Legal Representative of the Participant and accompanied by full payment for the Common Shares being purchased. Such consideration may be paid in any combination of the following:

(a)	cash, bank draft or certified cheque; or

(b)	such other consideration as the Compensation Committee may permit consistent with applicable laws.
As soon as practicable after any exercise of an Option, a certificate or certificates representing the Common Shares in respect of which such Option is exercised will be delivered by the Corporation to the Participant.
8.2        Conditions. Notwithstanding any of the provisions contained in this Plan or in any Option Agreement, the Corporation’s obligation to issue Common Shares to a Participant pursuant to the exercise of an Option will be subject to, if applicable:

(b)
completion of such registration or other qualification of such Common Shares or obtaining approval of such governmental authority as the Corporation will determine to be necessary or advisable in connection with the authorization, issuance or sale thereof;

(c)	the admission of such Common Shares to listing or quotation on the Stock Exchange; and

(d)
the receipt from the Participant of such representations, agreements and undertakings, including as to future dealings in such Common Shares, as the Corporation or its counsel determines to be necessary or advisable in order to safeguard against the violation of the securities laws of any jurisdiction.

9.	GRANT OF TANDEM SARS
9.1    Grant of Tandem SARs. The Compensation Committee or the Board of Directors, as applicable, may from time to time grant an Award of Tandem SARs to a Participant for each Option granted to such Participant on such terms and conditions, consistent with the Plan, as the Compensation Committee or the Board of Directors, as applicable, shall determine.
9.2    Terms of Tandem SARs. Tandem SARs may be granted at or after the grant date of the related grant of Options, and each Tandem SAR shall be subject to the same terms and conditions and denominated in the same currency as the Option to which it relates and the additional terms and conditions set forth in this Article 9.
9.3    Exercise of Tandem SARs. The Participant shall have the right to elect to exercise either an Option or the related Tandem SAR, if so granted. If the Participant elects to exercise a Tandem SAR, the related Option shall be cancelled. Tandem SARs may be exercised only if and to the extent the Options related thereto are then vested. Tandem SARs shall be exercisable at the election of the Participant by delivering to the Corporation a notice specifying the number of Options in respect of which the Tandem SARs are exercised. The Participant shall not pay the Option Exercise Price attributable to the Option to which the Tandem SAR is related, but must pay or satisfy, in accordance with the terms of Article 17, any withholding amounts or administrative costs with respect to such exercise.

9.4    Settlement of Tandem SARs. Upon exercise of a Tandem SAR, and subject to payment or other satisfaction of all related withholding obligations in accordance with Article 17, such Tandem SAR shall be settled and the Participant shall be entitled to a cash payment, Common Shares or a combination thereof, at the discretion of the Compensation Committee, and settlement:

(a)
made in Common Shares shall be equal to such number of Common Shares having an aggregate value equal to the excess of the Fair Market Value of a Common Share on the date of exercise of the Tandem SAR over the Option Exercise Price for the corresponding Option, multiplied by the number of Tandem SARs exercised;

(b)	made by a cash payment shall be an aggregate amount equivalent to the value derived by 9.4(a); and

(c)	made by a combination of a cash payment and Common Shares shall be equivalent to the value derived by 9.4(a).

10.	GRANT OF RESTRICTED STOCK UNITS
10.1    Grant of Restricted Stock Units. Restricted Stock Units may be granted pursuant to the terms of the Plan from time to time by the Compensation Committee or the Board of Directors, as applicable. The date on which any Restricted Stock Unit will be deemed to have been granted will be the date on which the Compensation Committee or the Board of Directors, as applicable, authorizes the grant of such Award.
10.2    Vesting Terms. Restricted Stock Units shall become vested at such times, in such instalments, and subject to such terms and conditions as may be determined by the Compensation Committee and set forth in the applicable Award Agreement.
10.3    Settlement of Restricted Stock Units. Restricted Stock Units shall be settled upon, or as soon as reasonably practicable following, the vesting thereof, subject to payment or other satisfaction of all related withholding obligations in accordance with Article 17 hereof and administrative costs. Settlement shall be made by a cash payment, Common Shares, or a combination thereof, as determined by the Compensation Committee in its sole discretion, and settlement:

(d)	made in Common Shares shall be made by delivery of one Common Share for each such Restricted Stock Unit then being settled;

(e)
made by a cash payment shall be an aggregate amount equal to the product of the Fair Market Value of the Common Shares on the applicable settlement date as specified by the Compensation Committee, multiplied by the number of Restricted Stock Units then being settled; and

(f)	made by a combination of a cash payment and Common Shares shall be equivalent to the value derived by 10.3(b).

11.	GRANT OF DEFERRED STOCK UNITS
11.1    Grant of Deferred Stock Units. Deferred Stock Units may be granted pursuant to the terms of the Plan from time to time by the Compensation Committee or the Board of Directors, as applicable. The date on which any Deferred Stock Unit will be deemed to have been granted will be the date on which the Compensation Committee or the Board of Directors, as applicable, authorizes the grant of such Award.
11.2    Vesting Terms. Deferred Stock Units shall become vested at such times and subject to such terms and conditions as may be determined by the Compensation Committee and set forth in the applicable Award Agreement.
11.3    Determination of Deferred Stock Units. Deferred Stock Units awarded pursuant to this Plan will be credited to an account maintained for each Participant by the Corporation as and when awards are made. The number of Deferred Share Units to be credited to a Participant will be determined on the date on which the Compensation Committee or the Board of Directors, as applicable, authorizes the grant of DSU award, on a one Deferred Share Unit per Share basis.
11.4    Settlement of Deferred Stock Units. Deferred Stock Units shall be settled upon the Terminated Service of a Participant, pursuant to the terms and conditions of this Section 11.4, and subject to payment or other satisfaction of all related withholding obligations in accordance with Article 17 hereof and administrative costs. Settlement Amounts in respect of Deferred Stock Units shall be settled by a cash payment, Common Shares or any combination thereof, as determined by the Compensation Committee in its sole discretion, and settlement:

(a)	made in Common Shares shall be made by delivery of one Common Share for each such Deferred Stock Unit then being settled on the Filing Date;

(b)	made by a cash payment shall be an aggregate amount equivalent to the value derived by 11.4(a); and

(c)	made by a combination of a cash payment and Common Shares will be equivalent to the value derived by 11.4(a).
11.5    Payment of Settlement Amount.

(a)	Non-U.S. Persons

(i)
a Participant who is not a U.S. Person and who has Terminated Service may receive their Settlement Amount by filing a Notice of Settlement on or before December 15 of the first calendar year commencing after the date of the Participant’s Terminated Service. If the Participant fails to file such notice on or before that December 15, the Participant will be deemed to have filed the Notice of Settlement on that December 15.

(ii)	subject to Article 18 herein, the Corporation shall make payment of the Settlement Amount as soon as reasonably possible following the Filing Date.

(iii)
in the event of the death of a Participant who is not a U.S. Person, the Corporation will, subject to Article 18 herein, make payment of the Settlement Amount within two months of the Participant’s death to or for the benefit of the legal representative of the deceased Participant. For the purposes of this subsection, the Filing Date shall be the date of the Participant’s death.

(iv)	if a Participant who is not a U.S. Person dies after the Participant has Terminated Service but before filing a Notice of Settlement, Section 11.5(a)(iii) will apply.

(b)	U.S. Persons

(i)
in the event that a Participant who is a U.S. Person and not a Key Employee has Terminated Service, the Corporation will, subject to Article 18 herein, make payment of the Settlement Amount as soon as reasonably possible following such Participant’s Terminated Service. For the purposes of this subsection, the Filing Date shall be the date that such Participant Terminated Service.

(ii)
in the event that a Participant who is a U.S. Person and a Key Employee has Terminated Service, the Corporation will, subject to Article 18 herein, make payment of the Settlement Amount as soon as is reasonably possible following the date that is 6 months after the date that such Participant Terminated Service. For the purposes of this subsection, the Filing Date shall be the date which is 6 months after the date that such Participant Terminated Service. In the event of death of such a Participant during the 6 month period following the date the Participant Terminated Service, the rules under Section 11.5(b)(ii) shall then apply.

(iii)
in the event of the death of a Participant who is a U.S. Person, the Corporation will, subject to Article 18 herein, make payment of the Settlement Amount within two months of the Participant’s death to or for the benefit of the legal representative of the deceased Participant. For the purposes of this subsection, the Filing Date shall be the date of the Participant’s death.

12.	TERM OF AWARDS
12.1    Term of Options and Tandem SARS. Unless otherwise determined by the Compensation Committee, each Option and Tandem SAR granted pursuant to this Plan will, subject to the provisions of this Plan, expire automatically on the earlier of:

(g)
the date determined by the Compensation Committee and specified in the Award Agreement pursuant to which such Option and, if applicable, Tandem SAR is granted, provided that such date may not be, subject to Article 18 later than the earlier of (A) the date which is the tenth anniversary of the date on which such Option and, if applicable, Tandem SAR is granted, and (B) the latest date permitted under the applicable rules and regulations of all regulatory authorities to which the Corporation is subject, including the Stock Exchange;

(h)
in the event the Participant ceases to be an Eligible Person for any reason, other than the death of the Participant or the termination of the Participant for cause, such period of time after the date on which the Participant ceases to be an Eligible Person as may be specified by the Compensation Committee or as specified in an agreement among the Participant and the Corporation, and in the absence of such specification or agreement, will be deemed to be the date that is three months following the Participant ceasing to be an Eligible Person

(i)	in the event of the termination of the Participant as a director, officer, employee or Consultant of the Corporation or an Affiliate for cause, the date of such termination;

(j)
in the event of the death of a Participant prior to: (A) the Participant ceasing to be an Eligible Person; or (B) the date which is the number of days specified by the Compensation Committee pursuant to subparagraph (b) above from the date on which the Participant ceased to be an Eligible Person; the date which is one year after the date of death of such Participant or such other date as may be specified by the Compensation Committee and which period will be specified in the Award Agreement with the Participant with respect to such Option ; and

(k)
notwithstanding the foregoing provisions of subparagraphs (b), (c) and (d) of this Section 12.1, the Compensation Committee may, subject Article 19 and to regulatory approval, at any time prior to expiry of an Option extend the period of time within which an Option may be exercised by a Participant who has ceased to be an Eligible Person, but such an extension shall not be granted beyond the original expiry date of the Option as provided for in subparagraph (a) above.

12.2    Options and Tandem SARs Cease to Vest. Notwithstanding the foregoing, except as expressly permitted by the Compensation Committee, all Options will cease to vest as at the date upon which the Participant ceases to be an Eligible Person.
12.3    Accelerated Vesting of Options and Tandem SARs on Death. In the event of the death of the Participant prior to the Participant ceasing to be an Eligible Person, all Options and Tandem SARs of such Participant shall become immediately vested.
12.4    Term of Restricted Stock Units. Unless otherwise determined by the Compensation Committee:

(c)
in the event a Participant ceases to be an Eligible Person due to death or retirement, any then outstanding Restricted Stock Units that have not become vested and settled prior to the Participant ceasing to be an Eligible Person shall immediately vest and be settled as soon as reasonably practicable after the date that such Participant ceases to be an Eligible Person;

(d)
in the event a Participant ceases to be an Eligible Person due to resignation, any then outstanding Restricted Stock Units that have not become vested and settled prior to the Participant ceasing to be an Eligible Person shall immediately be forfeited and cancelled; and

(e)
in the event a Participant ceases to be an Eligible Person due to disability or termination without cause, any then outstanding Restricted Stock Units that have not become vested and settled prior to the Participant ceasing to be an Eligible Person shall vest and be settled at the discretion of the Compensation Committee.

12.5    Termination of a Participant for Cause. Notwithstanding any other provision hereof or in any Award Agreement, in the case of a Participant’s termination for cause, any and all then outstanding Awards granted to the Participant, whether or not vested, shall be immediately forfeited and cancelled, without any consideration therefore, and any and all rights of such Participant with respect to and arising from this Plan shall terminate, as of the commencement of the date that notice of such termination is given, without regard to any period of reasonable notice or any salary continuance, unless otherwise determined by the Compensation Committee.

13.	CHANGE IN STATUS
13.1    A change in the status, office, position or duties of a Participant from the status, office, position or duties held by such Participant on the date on which the Award was granted to such Participant will not result in the termination of the Award granted to such Participant provided that such Participant remains a director, officer, employee or Consultant of the Corporation or an Affiliate.

14.	NON-TRANSFERABILITY OF AWARDS
14.1    Each Award Agreement will provide that the Award granted thereunder is not transferable or assignable and may be exercised or settled, as the case may be, only by the Participant or, in the event of the death of the Participant or the appointment of a committee or duly appointed attorney of the Participant or of the estate of the Participant on the grounds that the Participant is incapable, by reason of physical or mental infirmity, of managing their affairs, the Participant’s legal representative or such committee or attorney, as the case may be (the “Legal Representative”).

15.	REPRESENTATIONS AND COVENANTS OF PARTICIPANTS
15.1    Each Award Agreement will contain representations and covenants of the Participant that:

(f)	the Participant is a director, officer, employee, or Consultant of the Corporation or an Affiliate or a person otherwise approved as an “Eligible Person” under this Plan by the Compensation Committee;

(g)	the Participant has not been induced to enter into such Award Agreement by the expectation of employment or continued employment with the Corporation or an Affiliate;

(h)
the Participant is aware that the grant of the Award and the issuance by the Corporation of Common Shares thereunder are exempt from the obligation under applicable securities laws to file a prospectus or other registration document qualifying the distribution of the Awards or the Common Shares to be distributed thereunder under any applicable securities laws;

(i)
upon each exercise or settlement of an Award, the Participant, or the Legal Representative of the Participant, as the case may be, will, if requested by the Corporation, represent and agree in writing that the person is, or the Participant was, a director, officer, employee or Consultant of the Corporation or an Affiliate or a person otherwise approved as an “Eligible Person” under this Plan by the Compensation Committee and has not been induced to purchase the Common Shares by expectation of employment or continued employment with the Corporation or an Affiliate, and that such person is not aware of any commission or other remuneration having been paid or given to others in respect of the trade in the Common Shares; and

(j)
if the Participant or the Legal Representative of the Participant exercises or settles the Award, the Participant or the Legal Representative, as the case may be, will prior to and upon any sale or disposition of any Common Shares received pursuant to the exercise or settlement of the Award, comply with all applicable securities laws and all applicable rules and regulations of all regulatory authorities to which the Corporation is subject, including the Stock Exchange, and will not offer, sell or deliver any of such Common Shares, directly or indirectly, in the United States or to any citizen or resident of, or any Corporation, partnership or other entity created or organized in or under the laws of, the United States, or any estate or trust the income of which is subject to United States federal income taxation regardless of its source, except in compliance with the securities laws of the United States.

16.	PROVISIONS RELATED TO SHARE ISSUANCES
16.1    Each Award Agreement will contain such provisions as in the opinion of the Compensation Committee are required to ensure that no Common Shares are issued on the exercise or settlement of an Award unless the Compensation Committee is satisfied that the issuance of such Common Shares will be exempt from all registration or qualification requirements of applicable securities laws and will be permitted under the applicable rules and regulations of all regulatory authorities to which the Corporation is subject, including the Stock Exchange. In particular, if required by any regulatory authority to which the Corporation is subject, including the Stock Exchange, an Award Agreement may provide that shareholder approval to the grant of an Award must be obtained prior to the exercise or settlement of the Award or to the amendment of the Award Agreement.

17.	WITHHOLDING TAX
17.1    The Participant will be solely responsible for paying any applicable withholding taxes arising from the grant, vesting, exercise or settlement of any Award and payment is to be made in a manner satisfactory to the Corporation. Notwithstanding the foregoing, the Corporation will have the right to withhold from any Award or any Common Shares issuable pursuant to an Award or from any cash amounts otherwise due or to become due from the Corporation to the Participant, an amount equal to any such taxes.

18.	EXERCISE AND SETTLEMENT OF AWARDS DURING BLACKOUT PERIODS
18.1    Adjustment for Exercise of Awards during Blackout Periods. Where the expiry date of an Option or Tandem SAR occurs during a Blackout Period or within ten Non Blackout Trading Days following the end of a Blackout Period, the expiry date for such Option or Tandem SAR shall be the date which is ten Non-Blackout Trading Days following the end of such Blackout Period.
18.2    Extension for Settlement during Blackout Periods. Where the date for the settlement of Restricted Stock Units or the payment of a Settlement Amount occurs during a Blackout Period, the Corporation shall make such settlement or pay such Settlement Amount to the holder of such an Award within ten Non Blackout Trading Days following the end of such Blackout Period.

19.	SUSPENSION, AMENDMENT OR TERMINATION OF PLAN
19.1    Suspension, Amendment or Termination of Plan. This Plan will terminate on the tenth anniversary of the Effective Date. The Compensation Committee will have the right at any time to suspend, amend or terminate this Plan and, subject to Section 19.2, may:

(a)	with approval of shareholders of the Corporation by ordinary resolution make any amendment to any Award Agreement or the Plan; and

(b)	without approval of shareholders of the Corporation make the following amendments to any Award Agreement or the Plan:

(i)	amendments of a clerical nature, including but not limited to the correction of grammatical or typographical errors or clarification of terms;

(ii)	amendments to reflect any requirements of any regulatory authorities to which the Corporation is subject, including the Stock Exchange;

(iii)	subject to the terms and conditions of the Plan, amendments to vesting provisions of Award Agreements;

(iv)	extend the term of Options and Tandem SARs held by non-Insiders of the Corporation;

(v)
reduce the Exercise Price per Common Share under any Option held by non-Insiders of the Corporation or replace such Option with a lower Exercise Price per Common Share under such replacement Option; and

(vi)	amendments which provide cashless exercise features to an Option that require the full deduction of the number of underlying Common Shares from the total number of Common Shares subject to the Plan.

Notwithstanding the foregoing, all procedures and necessary approvals required under the applicable rules and regulations of all regulatory authorities to which the Corporation is subject shall be complied with and obtained in connection with any such suspension, termination or amendment to the Plan or amendments to any Award Agreement.
19.2    Limitations. In exercising its rights pursuant to Section 19.1, the Compensation Committee will not have the right to:

(a)
without the prior approval of shareholders and except as permitted pursuant to Article 20, (i) extend the term of an Option or Tandem SAR held by an Insider of the Corporation; or (ii) reduce the Exercise Price per Common Share under any Option held by an Insider of the Corporation; (iii) cancel any Option held by an Insider and replace such Option within three months; or (iv) increase the number of Common Shares or value subject to the limitations contained in Section 6.2;

(b)
affect in a manner that is adverse or prejudicial to, or that impairs, the benefits and rights of any Participant under any Award previously granted under this Plan (except as permitted pursuant to Article 20 and except for the purpose of complying with applicable securities laws or the bylaws, rules and regulations of any regulatory authority to which the Corporation is subject, including the Stock Exchange);

(c)	decrease the number of Common Shares which may be purchased pursuant to any Option (except as permitted pursuant to Article 20) without the consent of such Participant;

(d)	set the Exercise Price of any Option below the Fair Market Value of such Option on the date of grant;

(e)	increase the Exercise Price at which Common Shares may be purchased pursuant to any Option (except as permitted pursuant to Article 20) without the consent of such Participant;

(f)
extend the term of any Option beyond a period of ten years or the latest date permitted under the applicable rules and regulations of all regulatory authorities to which the Corporation is subject, including the Stock Exchange;

(g)	grant any Award if this Plan is suspended or has been terminated; or

(h)
change or adjust any outstanding U.S. Qualified Incentive Stock Option without the consent of the Participant if such change or adjustment would constitute a “modification” that would cause such U.S. Qualified Incentive Stock Option to fail to continue to qualify as a U.S. Qualified Incentive Stock Option.

19.3    Powers of Compensation Committee Survive Termination. The full powers of the Compensation Committee as provided for in this Plan will survive the termination of this Plan until all Awards have been exercised or settled in full or have otherwise expired.

20.	ADJUSTMENTS
20.1    Adjustments. Appropriate adjustments in the number of Common Shares subject to this Plan, as regards Awards granted or to be granted, in the Option Exercise Price of an Option, in the number of Common Shares to be issued or cash payments to be made in respect of the settlement of any Award, or any other matter of will be conclusively determined by the Compensation Committee to give effect to adjustments in the number of Common Shares resulting from subdivisions, consolidations, substitutions, or reclassifications of the Common Shares, the payment of stock dividends by the Corporation (other than dividends in the ordinary course) or other relevant changes in the capital of the Corporation or from a proposed merger, amalgamation or other corporate arrangement or reorganization involving the exchange or replacement of Common Shares of the Corporation for those in another corporation. Any dispute that arises at any time with respect to any such adjustment will be conclusively determined by the Compensation Committee, and any such determination will be binding on the Corporation, the Participant and all other affected parties.
20.2    Merger and Acquisition Transaction. In the event of a Merger and Acquisition Transaction or proposed Merger and Acquisition Transaction, the Compensation Committee, at its option, may do any of the following:

(a)
the Compensation Committee may, in a fair and equitable manner, determine the manner in which all unexercised Options or unsettled Awards granted under this Plan will be treated including, without limitation, requiring the acceleration of the time for the exercise or settlement of Awards by the Participants, the time for the fulfilment of any conditions or restrictions on such exercise or settlement, and the time for the expiry of such rights; or

(b)
the Compensation Committee or any corporation which is or would be the successor to the Corporation or which may issue securities in exchange for Common Shares upon the Merger and Acquisition Transaction becoming effective may offer any Participant the opportunity to obtain a new or replacement awards over any securities into which the Common Shares are changed or are convertible or exchangeable, on a basis proportionate to the number of Common Shares under Award, including Exercise Price, as applicable (and otherwise substantially upon the terms of the Award being replaced, or upon terms no less favourable to the Participant) including, without limitation, the periods during which the Award may be exercised or settled and expiry dates of such Awards; and in such event, the Participant shall, if he accepts such offer, be deemed to have released his Award over the Common Shares and such Award shall be deemed to have lapsed and be cancelled; or

(c)
the Compensation Committee may commute for or into any other security or any other property or cash, any Award that is still capable of being exercised or settled, upon giving to the Participant to whom such Award has been granted at least 30 days written notice of its intention to commute such Award, and during such period of notice, the Award, to the extent it has not been exercised or settled, may be exercised or settled by the Participant without regard to any vesting conditions attached thereto; and on the expiry of such period of notice, the unexercised or unsettled portion of the Award shall lapse and be cancelled.

Section 20.1 and subsections (a), (b) and (c) of this Section 20.2 are intended to be permissive and may be utilized independently or successively in combination or otherwise, and nothing therein contained shall be construed as limiting or affecting the ability of the Compensation Committee to deal with Awards in any other manner. All determinations by the Compensation Committee under this Section will be final, binding and conclusive for all purposes.
20.3    Section 409A Provisions. Notwithstanding anything in the Plan or any Award Agreement to the contrary, to the extent that any amount or benefit that constitutes “deferred compensation” to a Participant under Section 409A and applicable guidance thereunder is otherwise payable or distributable to a Participant under the Plan or any Award Agreement solely by reason of the occurrence of a change in control or due to the Participant’s disability or “separation from service” (as such term is defined under Section 409A), such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance unless the Compensation Committee determines in good faith that (i) the circumstances giving rise to such change in control event, disability or separation from service meet the definition of a change in control event, disability, or separation from service, as the case may be, in Section 409A(a)(2)(A) of the U.S. Internal Revenue Code and applicable proposed or final regulations, or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A by reason of the short-term deferral exemption or otherwise. Any payment or distribution that otherwise would be made to a Participant who is a Specified Employee (as determined by the Compensation Committee in good faith) on account of separation from service may not be made before the date which is six months after the date of the Specified Employee’s separation from service (or if earlier, upon the Specified Employee’s death) unless the payment or distribution is exempt from the application of Section 409A by reason of the short-term deferral exemption or otherwise.
20.4    Limitations. The grant of Awards under this Plan will in no way affect the Corporation’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, amalgamate, reorganize, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets or engage in any like transaction.

20.5    No Fractional Shares. No adjustment or substitution provided for in this Article 20 will require the Corporation to issue a fractional share in respect of any Award and the total substitution or adjustment with respect to each Award will be limited accordingly.

21.	GENERAL
21.1    No Rights as Shareholder. Nothing herein or otherwise shall be construed so as to confer on any Participant any rights as a shareholder of the Corporation with respect to any Common Shares reserved for the purpose of any Award.
21.2    No Effect on Employment. Nothing in this Plan or any Award Agreement will confer upon any Participant any right to continue in the employ of or under contract with the Corporation or an Affiliate or affect in any way the right of the Corporation or any such Affiliate to terminate his or her employment at any time or terminate his or her consulting contract; nor will anything in this Plan or any Award Agreement be deemed or construed to constitute an agreement, or an expression of intent, on the part of the Corporation or any such Affiliate to extend the employment of any Participant beyond the time that he or she would normally be retired pursuant to the provisions of any present or future retirement plan of the Corporation or an Affiliate or any present or future retirement policy of the Corporation or an Affiliate, or beyond the time at which he or she would otherwise be retired pursuant to the provisions of any contract of employment with the Corporation or an Affiliate. Neither any period of notice nor any payment in lieu thereof upon termination of employment shall be considered as extending the period of employment for the purposes of the Plan.
21.3    No Fettering of Directors’ Discretion. Nothing contained in this Plan will restrict or limit or be deemed to restrict or limit the right or power of the Board of Directors in connection with any allotment and issuance of Common Shares which are not allotted and issued under this Plan including, without limitation, with respect to other compensation arrangements.
21.4    Applicable Law. The Plan and any Award Agreement granted hereunder will be governed, construed and administered in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.
21.5    Interpretation. References herein to any gender include all genders and to the plural includes the singular and vice versa. The division of this Plan into Sections and Articles and the insertion of headings are for convenience of reference only and will not affect the construction or interpretation of this Plan.
21.6    Reference. This Plan may be referred to as the “Arbutus Biopharma 2011 Share Compensation Plan”.